LNR Partners, LLC(logo)

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2019 and ending on December 31, 2019 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	\s\ Job Warshaw
Job Warshaw
President

Dated: February 19, 2020

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

CGCMT 2014-GC21

Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2014-GC21 (Greene Town Center - going into GS 2014-GC20)

Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York NY 10013
Paul Vanderslice

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 19th Floor
New York NY 10013
Richard Simpson

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor
New York NY 10013
Ryan M. O’Connor

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
Att: CGCMT 2014-GC21
New York NY 10016
Group

U.S. Bank National Association
Corporation Trust Services
190 South LaSalle Street, 7th Floor
Mail Station: MK-IL-SL7C
Chicago IL 60603
Nick Xeros